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                                                                    Exhibit 21.1

                           SUBSIDIARIES OF REGISTRANT
                           --------------------------


             NAME                                       STATE OF INCORPORATION
----------------------------                            -----------------------
ICU Medical Sales, Inc.                                       Delaware

ICU Finance, Inc.                                             California

Budget Medical Products, Inc.                                 California

ICU MedEurope Limited                                         United Kingdom

ICU MedEurope (NZ) Limited                                    New Zealand

ICU Medical Europe S.r.l.                                     Italy

BMP de Mexico, S.A. de C.V.                                   Mexico